Exhibit 99.1

NEWS RELEASE

Sylvamo Releases First Quarter Earnings

MEMPHIS, Tenn. – May 8, 2026 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing first quarter earnings. The company will host an audio webcast at 10 a.m. EDT at investors.sylvamo.com.

Management Summary from Chief Executive Officer John Sims

2026 continues to be a transition year as we work through some short-term capacity constraints due to the termination of the Riverdale supply agreement at the end of April and an upcoming extended outage at our Eastover, South Carolina, mill as we execute our strategic investments.

Our high-return strategic investments at Eastover are on track. The paper machine optimization project is scheduled for completion during a planned maintenance outage in the fourth quarter. The new cutsize sheeter is also on schedule and will be installed in the third quarter, ramping up in the fourth quarter. The hardwood line of the woodyard modernization project is running and already showing improved chip quality, and we expect to see improved yield moving forward. The softwood operation is expected to start up in the first quarter of 2027.

To serve our most valuable customers in the U.S. during this transition, we started importing from our mills in Europe, converting product using third-party vendors and building inventory. This resulted in lower sales volume and incremental costs in the first quarter. Changes in U.S. global tariff rates in late February prompted us to revise our plans and begin bringing product in from our operations in Brazil while ramping down imports from our Europe operations. We expect this to benefit Sylvamo by reducing the 2026 North America footprint transition costs by approximately $20 million at current tariff rates.

The first quarter played out largely as we anticipated with the exception of some reliability issues in Europe and Latin America. The root causes have mostly been corrected or will be during the upcoming annual outages. In the first quarter, we began implementing previously communicated uncoated freesheet paper price increases to customers across all our regions. We started to see the benefits of these increases in the first quarter in North America and Latin America and will continue to see realization of these increases across all regions into the second quarter.

Sylvamo generated a net loss of $3 million and adjusted EBITDA* of $29 million, representing a 4% margin. Cash used for operating activities was $10 million, and free cash flow* was negative $59 million.

As anticipated, free cash flow was lower than the fourth quarter, due to lower earnings, unfavorable impacts of our inventory build, the timing of payments and the payment of annual incentive compensation in the first quarter. These were partially offset by favorable cash collections related to Latin America’s seasonally higher fourth quarter sales.

Our free cash flow is heavily weighted to the second half of the year. In the last few years, we generated the vast majority of our free cash flow in the second half, and we expect to do so again this year.

-Capital Allocation

Our board of directors declared a $0.45 dividend for the second quarter, which we paid April 28.

We refinanced debt due in 2027 to extend our maturity profile, which allows us to navigate the current uncertain environment without changing our long-term approach to capital allocation.

Our capital allocation philosophy has not changed. We will deploy every dollar with the goal of improving our competitive position and delivering the best possible shareowner returns over time. We plan to maintain a strong financial position, reinvest in our business and return cash to shareowners.

*See “Non-GAAP Financial Measures” for definitions of non-GAAP financial measures. Reconciliations are included in the financial schedules below.

Exhibit 99.1

-Regional Business Conditions

•In Europe, industry supply and demand remain challenging. Pulp prices improved throughout the first quarter, and we are realizing previously communicated paper price increases in April. We have communicated a second paper price increase effective in May and expect the realization to occur through the second and third quarters.

•In Latin America, we moved from the seasonally strongest demand in the fourth quarter to the seasonally weakest in the first quarter, but now expect demand to increase each quarter this year. We are realizing the previously communicated paper price increases to our customers in Brazil, export customers across other Latin American countries as well as customers in the Middle East and Africa. We have communicated a second paper price increase effective in April to our customers across other Latin American countries as well as customers in the Middle East and Africa. We should continue to see additional realization in these regions through the second quarter.

•In North America, industry supply and demand dynamics have improved as roughly 7% of the annual uncoated freesheet industry supply was removed with the Riverdale mill conversion. After peaking in June 2025, imports into North America have declined significantly throughout the second half of last year and into the first quarter. We also began realizing previously communicated paper price increases to our customers and expect to see additional realization through the second quarter.

Our business is currently experiencing increasing energy, chemical, diesel and ocean freight costs due to the Middle East conflict and we expect the pressure to continue. We are focusing on what we can control across our regions to reduce costs and taking commercial actions to help offset the impacts.

-Looking Ahead

We are transforming Sylvamo into a lean, employee-driven, continuous improvement culture. Lean is a long-term, company-wide transformation focused on maximizing customer value by eliminating waste, improving performance, strengthening customer experience and achieving operational excellence and cost leadership over time. We kicked off our lean transformation in Latin America in the first quarter and will begin our efforts in North America in the second quarter.

We are focused on long-term value creation by making disciplined, data-driven decisions that position us for sustainable success and strengthen Sylvamo for decades to come. As industry conditions turn, our capital spending normalizes and the benefits from our investments begin to materialize, we have the potential to generate annually:

•> $300 million in free cash flow

•> 15% return on invested capital

Earnings Webcast

The company will host an audio webcast at 10 a.m. EDT at investors.sylvamo.com.

To participate in Q&A, use the analyst registration to receive a unique passcode.

Replays will be available at investors.sylvamo.com for one year.

Investor Contact: Hans Bjorkman, 901-519-8030, Hans.Bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-519-8115, Adam.Ghassemi@sylvamo.com

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world's paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. Net sales for 2025 were $3.4 billion. For more information, please visit Sylvamo.com.

Exhibit 99.1
Select Financial Measures

(In millions)	First Quarter 2026	Fourth Quarter 2025	First Quarter 2025
Net Sales	$755	$890	$821
Net Income (Loss)	(3)	33	27
Business Segment Operating Profit (Loss)	(15)	79	44
Adjusted Operating Earnings (Loss)	(21)	43	28
Adjusted EBITDA	29	125	90
Cash Provided By (Used For) Operating Activities	(10)	94	23
Free Cash Flow	(59)	38	(25)
Segment Information

Sylvamo uses business segment operating profit (loss) to measure the earnings performance of its businesses and is calculated as set forth in footnote (d) under the "Sales and Earnings by Business Segment" table (page 7). First quarter 2026 net sales by business segment and operating profit (loss) by business segment compared with the fourth quarter of 2025 and the first quarter of 2025 are as follows:

Business Segment Results

(In millions)	First Quarter 2026	Fourth Quarter 2025	First Quarter 2025
Net Sales by Business Segment
Europe	$190	$186	$190
Latin America	187	270	199
North America	390	447	438
Inter-segment Sales	(12)	(13)	(6)
Net Sales	$755	$890	$821
Operating Profit (Loss) by Business Segment
Europe	$(44)	$(29)	$(24)
Latin America	4	37	26
North America	25	71	42
Business Segment Operating Profit (Loss)	$(15)	$79	$44
Operating profits in the first quarter of 2026:

Europe - $(44) million compared with $(29) million in the fourth quarter of 2025. Losses were higher due to lower sales price and mix and higher operating and input costs.

Latin America - $4 million compared with $37 million in the fourth quarter of 2025. Earnings were lower due to lower sales mix, lower volumes, higher operating costs and higher planned maintenance outages.

North America - $25 million compared with $71 million in the fourth quarter of 2025. Earnings were lower due to lower volumes, lower sales mix and higher operating and input costs which more than offset lower planned maintenance outages.

Effective Tax Rate

The reported effective tax rate for the first quarter of 2026 was 50%, compared to 43% for the fourth quarter of 2025. The higher rate for the first quarter was due to the mix of earnings in our regions.

The effective operational tax rate for the first quarter of 2026 was 13%, compared with 36% for the fourth quarter of 2025.

Exhibit 99.1
The effective operational tax rate is a non-GAAP financial measure and is calculated by adjusting the income tax provision (benefit) and rate to exclude the tax effect at the applicable statutory rate of net special items and the impact of foreign exchange on a note receivable from our Brazilian subsidiary. Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

Effects of Net Special Items

Net special items in the first quarter of 2026 amounted to a net after-tax charge of $1 million ($0.03 per diluted share), compared with a net after-tax charge of $11 million ($0.27 per diluted share) in the fourth quarter of 2025.

Non-GAAP Financial Measures

Adjusted Operating Earnings (Loss) (non-GAAP) are net income (loss) (GAAP), net of tax, plus the impact of foreign exchange on a note receivable from our Brazilian subsidiary and net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of operations. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Adjusted EBITDA (non-GAAP) is net income (loss) (GAAP), net of tax, plus the sum of income taxes, net interest expense, depreciation, amortization and cost of timber harvested, stock-based compensation, the impact of foreign exchange on a note receivable from our Brazilian subsidiary, and, when applicable for the periods reported, net special items. Management uses this measure in managing the operating performance of our business and believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. The Company believes that using this information, along with net income (loss), provides for a more complete analysis of the results of its operations. Net income (loss) is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Consolidated Statement of Operations and related notes included later in this release.

Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the information under the heading "Management Summary from Chief Executive Officer John Sims." Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SYLVAMO CORPORATION
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended March 31,				Three Months Ended December 31,
	2026		2025		2025
NET SALES	$755		$821		$890
COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation, amortization and cost of timber harvested shown separately below)	630		662		690
Selling and administrative expenses	73	(a)	73	(b)	68
Depreciation, amortization and cost of timber harvested	41		40		45
Taxes other than payroll and income taxes	8		4		7
Interest expense, net	9		9		11
Impairment of goodwill	—		—		11	(c)
INCOME (LOSS) BEFORE INCOME TAXES	(6)		33		58
Income tax provision (benefit)	(3)		6		25
NET INCOME (LOSS)	$(3)		$27		$33
EARNINGS (LOSS) PER SHARE
Basic	$(0.08)		$0.66		$0.84
Diluted	$(0.08)		$0.65		$0.83
Average Shares of Common Stock Outstanding - Diluted	40		41		40
The accompanying notes are an integral part of this consolidated statement of operations.

Three Months Ended March 31, 2026

(a) Includes a pre-tax loss of $1 million ($1 million after taxes) for other charges.

Three Months Ended March 31, 2025

(b) Includes a pre-tax loss of $1 million ($1 million after taxes) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after taxes) related to environmental reserves in Brazil.

Three Months Ended December 31, 2025

(c) Includes a pre-tax loss of $11 million ($11 million after taxes) related to the impairment of goodwill in our France reporting unit.

SYLVAMO CORPORATION
Reconciliation of Net Income (Loss) to Adjusted Operating Earnings (Loss)
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended March 31,		Three Months Ended December 31,
	2026	2025	2025
Net Income (Loss)	$(3)	$27	$33
Add back: Net special items expense	1	1	11
Add back: Foreign exchange gain on intercompany note	(19)	—	(1)
Adjusted Operating Earnings (Loss)	$(21)	$28	$43

	Three Months Ended March 31,		Three Months Ended December 31,
	2026	2025	2025
Diluted Earnings (Loss) Per Common Share as Reported	$(0.08)	$0.65	$0.83
Add back: Net special items expense	0.03	0.03	0.27
Add back: Foreign exchange gain on intercompany note	(0.48)	—	(0.02)
Adjusted Operating Earnings (Loss) Per Share	$(0.53)	$0.68	$1.08

SYLVAMO CORPORATION
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended March 31,		Three Months Ended December 31,
	2026	2025	2025
Europe	$190	$190	$186
Latin America	187	199	270
North America	390	438	447
Inter-segment Sales	(12)	(6)	(13)
Net Sales	$755	$821	$890

Operating Profit (Loss) by Business Segment

	Three Months Ended March 31,				Three Months Ended December 31,
	2026		2025		2025
Europe	$(44)		$(24)		$(29)
Latin America	4		26		37
North America	25		42		71
Business Segment Operating Profit (Loss)	$(15)		$44		$79

Income (Loss) Before Income Taxes	$(6)		$33		$58
Interest expense, net	9		9		11
Foreign exchange gain on intercompany note	(19)		—		(1)
Net special items expense	1	(a)	2	(b)	11	(c)
Business Segment Operating Profit (Loss) (d)	$(15)		$44		$79

Three Months Ended March 31, 2026

(a) Includes a pre-tax loss of $1 million ($1 million after taxes) for other charges.

Three Months Ended March 31, 2025

(b) Includes a pre-tax loss of $1 million ($1 million after taxes) related to the termination of the Georgetown mill offtake agreement and a pre-tax loss of $1 million ($0 million after taxes) related to environmental reserves in Brazil.

Three Months Ended December 31, 2025

(c) Includes a pre-tax loss of $11 million ($11 million after taxes) related to the impairment of goodwill in our France reporting unit.

(d) As set forth in the chart above, business segment operating profit (loss) is defined as income (loss) before income taxes, but excluding net interest expense, the impact of foreign exchange on a note receivable from our Brazilian subsidiary and net special items. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments.

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31,		Three Months Ended December 31,
	2026	2025	2025
Net Income (Loss)	$(3)	$27	$33
Adjustments:
Income tax provision (benefit)	(3)	6	25
Interest expense, net	9	9	11
Depreciation, amortization and cost of timber harvested	41	40	45
Stock-based compensation	3	6	1
Foreign exchange gain on intercompany note	(19)	—	(1)
Net special items expense	1	2	11
Adjusted EBITDA	$29	$90	$125
Net Sales	$755	$821	$890
Adjusted EBITDA Margin	4%	11%	14%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Segment

	Three Months Ended March 31,		Three Months Ended December 31,
	2026	2025	2025
Adjusted EBITDA
Europe	$(36)	$(15)	$(22)
Latin America	26	46	58
North America	39	59	89
Total Business Segment Adjusted EBITDA	$29	$90	$125
Net Sales (excluding inter-segment sales eliminations)
Europe	$190	$190	$186
Latin America	187	199	270
North America	390	438	447
Total Business Segment Net Sales	$767	$827	$903
Adjusted EBITDA Margin
Europe	(19)%	(8)%	(12)%
Latin America	14%	23%	21%
North America	10%	13%	20%

SYLVAMO CORPORATION
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash and temporary investments	$130	$135
Accounts and notes receivable	378	424
Contract assets	20	19
Inventories	483	418
Other current assets	86	80
Total Current Assets	1,097	1,076
Plants, Properties and Equipment, net	1,064	1,047
Forestlands	389	364
Goodwill	121	114
Right of Use Assets	54	48
Deferred Charges and Other Assets	109	114
TOTAL ASSETS	$2,834	$2,763
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$407	$381
Notes payable and current maturities of long-term debt	155	90
Accrued payroll and benefits	56	55
Other current liabilities	140	190
Total Current Liabilities	758	716
Long-Term Debt	766	763
Deferred Income Taxes	179	175
Other Liabilities	152	143
Equity
Common stock $1.00 par value, 200.0 shares authorized, 46.0 shares and 45.6 shares issued and 39.7 shares and 39.4 shares outstanding at March 31, 2026 and December 31, 2025, respectively	46	46
Paid-in capital	93	89
Retained earnings	2,493	2,514
Accumulated other comprehensive loss	(1,317)	(1,353)
	1,315	1,296
Less: Common stock held in treasury, at cost, 6.2 shares and 6.2 shares at March 31, 2026 and December 31, 2025, respectively	(336)	(330)
Total Equity	979	966
TOTAL LIABILITIES AND EQUITY	$2,834	$2,763

SYLVAMO CORPORATION
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net income (loss)	$(3)	$27
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and cost of timber harvested	41	40
Deferred income tax provision (benefit), net	(4)	—
Stock-based compensation	3	6
Foreign exchange gain on intercompany note	(19)	—
Changes in operating assets and liabilities and other
Accounts and notes receivable	54	30
Inventories	(56)	4
Accounts payable and accrued liabilities	(23)	(63)
Other	(3)	(21)
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	(10)	23
INVESTMENT ACTIVITIES
Invested in capital projects	(49)	(48)
CASH USED FOR INVESTING ACTIVITIES	(49)	(48)
FINANCING ACTIVITIES
Dividends paid	(18)	(18)
Issuance of debt	114	23
Reduction of debt	(47)	(11)
Repurchases of common stock	—	(20)
Other	4	(5)
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	53	(31)
Effect of Exchange Rate Changes on Cash	1	5
Change in Cash and Temporary Investments	(5)	(51)
Cash and Temporary Investments
Beginning of the period	135	205
End of the period	$130	$154

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended March 31,		Three Months Ended December 31,
	2026	2025	2025
Cash Provided By (Used For) Operating Activities	(10)	$23	$94
Adjustments:
Cash invested in capital projects	(49)	(48)	(56)
Free Cash Flow	$(59)	$(25)	$38